UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

Morgan Stanley Direct Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01332	84-2009506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2022, Morgan Stanley Direct Lending Fund (the “Company”), a Delaware corporation, entered into an amendment (the “Second Amendment”) to that certain Senior Secured Revolving Credit Agreement, dated as of July 16, 2021 (as amended by the First Amendment dated December 3, 2021, the “Facility”), by and among the Company, as Borrower, the lenders and issuing banks from time to time parties thereto, Truist Bank, as Administrative Agent, Truist Securities, Inc., as Joint Lead Arranger and Sole Book Runner, and ING Capital LLC, MUFG Union Bank, N.A., and Sumitomo Mitsui Banking Corporation, as additional Joint Lead Arrangers.

The Second Amendment amended certain terms of the Facility, including, but not limited to (a) amendments to the negative covenants to permit the Company and certain of its subsidiaries to incur up to $500,000,000 of unsecured indebtedness that matures inside the maturity of the Facility, subject to certain conditions, and (b) amendments to the definition of Covered Debt Amount to include 50% of all such unsecured indebtedness. The other material terms of the Facility remain unchanged.

The description above is only a summary of the material provisions of the Facility and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

10.01 Second Amendment to Senior Secured Revolving Credit Agreement dated as of May 20, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2022	MORGAN STANLEY DIRECT LENDING FUND

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer